090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100969040-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/30/2010 8:00 AM
	Entity Number C10324-2004

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

California Gold Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Fourth has been amended as set forth in Exhibit A attached hereto and incorporated herein by this reference.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.1%.

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: California Gold Corp. (the "Corporation").

2. Article Fourth of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by replacing the first sentence thereof with the following:

> The total number of shares that this Corporation shall have authority to issue is (i) 300,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 22,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). There shall be no preemptive rights with respect to the Corporation's shares of stock.

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Amended and Restated Articles of Incorporation have voted in favor of this Amendment is more than 50.1%.

IN WITNESS WHEREOF, the undersigned officer of California Gold Corp. executed this Certificate of Amendment as of this 22th day of December, 2010.

James D. Davidson
President

{00117427.1 \0899-001}